Form C

Cover Page

Name of issuer:

Augmented Reality Sports Management Corporation

Legal status of issuer:

Form: Corporation

Jurisdiction of Incorporation/Organization: CO

Date of organization: 5/4/2017

Physical address of issuer:

358 W Burgundy St
Highlands Ranch CO 80129

Website of issuer:

http://www.herdofzebras.com

Name of intermediary through which the offering will be conducted:

Wefunder Portal LLC

CIK number of intermediary:

0001670254

SEC file number of intermediary:

007-00033

CRD number, if applicable, of intermediary:

283503

Amount of compensation to be paid to the intermediary, whether as a dollar amount or a percentage of the offering amount, or a good faith estimate if the exact amount is not available at the time of the filing, for conducting the offering, including the amount of referral and any other fees associated with the offering:

5.0% of the offering amount upon a successful fundraise, and be entitled to reimbursement for out-of-pocket third party expenses it pays or incurs on behalf of the Issuer in connection with the offering.

Any other direct or indirect interest in the issuer held by the intermediary, or any arrangement for the intermediary to acquire such an interest:

Securities equal to 2.0% of the securities sold will be issued to the intermediary upon a successful fundraise.

Type of security offered:

☐ Common Stock
☐ Preferred Stock
☐ Debt
☑ Other

If Other, describe the security offered:

Simple Agreement for Future Equity (SAFE)

Target number of securities to be offered:

50,000

Price:

$1.00000

Method for determining price:

Pro-rated portion of the total principal value of $50,000; interests will be sold in increments of $1; each investment is convertible to one share of stock as described under Item 13.

Target offering amount:

$50,000.00

Oversubscriptions accepted:

☑ Yes
☐ No

If yes, disclose how oversubscriptions will be allocated:

☐ Pro-rata basis
☐ First-come, first-served basis
☑ Other

If other, describe how oversubscriptions will be allocated:

As determined by the issuer

Maximum offering amount (if different from target offering amount):

$1,070,000.00

Deadline to reach the target offering amount:

12/15/2018

NOTE: If the sum of the investment commitments does not equal or exceed the target offering amount at the offering deadline, no securities will be sold in the offering, investment commitments will be cancelled and committed funds will be returned.

Current number of employees:

2

	Most recent fiscal year-end:	Prior fiscal year-end:
Total Assets:	$111.00	$0.00
Cash & Cash Equivalents:	$111.00	$0.00
Accounts Receivable:	$0.00	$0.00
Short-term Debt:	$22.00	$0.00
Long-term Debt:	$0.00	$0.00
Revenues/Sales:	$25,432.00	$0.00
Cost of Goods Sold:	$13,880.00	$0.00
Taxes Paid:	$0.00	$0.00
Net Income:	$89.00	$0.00

Select the jurisdictions in which the issuer intends to offer the securities:

AL, AK, AZ, AR, CA, CO, CT, DE, DC, FL, GA, HI, ID, IL, IN, IA, KS, KY, LA, ME, MD, MA, MI, MN, MS, MO, MT, NE, NV, NH, NJ, NM, NY, NC, ND, OH, OK, OR, PA, RI, SC, SD, TN, TX, UT, VT, VA, WA, WV, WI, WY, B5, GU, PR, VI, 1V

Offering Statement

Respond to each question in each paragraph of this part. Set forth each question and any notes, but not any instructions thereto, in their entirety. If disclosure in response to any question is responsive to one or more other questions, it is not necessary to repeat the disclosure. If a question or series of questions is inapplicable or the response is available elsewhere in the Form, either state that it is inapplicable, include a cross-reference to the responsive disclosure, or omit the question or series of questions.

Be very careful and precise in answering all questions. Give full and complete answers so that they are not misleading under the circumstances involved. Do not discuss any future performance or other anticipated event unless you have a reasonable basis to believe that it will actually occur within the foreseeable future. If any answer requiring significant information is materially inaccurate, incomplete or misleading, the Company, its management and principal shareholders may be liable to investors based on that information.

THE COMPANY

1. Name of issuer:

Augmented Reality Sports Management Corporation

COMPANY ELIGIBILITY

2. ☑ Check this box to certify that all of the following statements are true for the issuer.

- Organized under, and subject to, the laws of a State or territory of the United States or the District of Columbia.
- Not subject to the requirement to file reports pursuant to Section 13 or Section 15(d) of the Securities Exchange Act of 1934.
- Not an investment company registered or required to be registered under the Investment Company Act of 1940.
- Not ineligible to rely on this exemption under Section 4(a)(6) of the Securities Act as a result of a disqualification specified in Rule 503(a) of Regulation Crowdfunding.
- Has filed with the Commission and provided to investors, to the extent required, the ongoing annual reports required by Regulation Crowdfunding during the two years immediately preceding the filing of this offering statement (or for such shorter period that the issuer was required to file such reports).
- Not a development stage company that (a) has no specific business plan or (b) has indicated that its business plan is to engage in a merger or acquisition with an unidentified company or companies.

3. Has the issuer or any of its predecessors previously failed to comply with the ongoing reporting requirements of Rule 202 of Regulation Crowdfunding?

☐ Yes ☑ No

DIRECTORS OF THE COMPANY

4. Provide the following information about each director (and any persons occupying a similar status or performing a similar function) of the issuer.

Director	Principal Occupation	Main Employer	Year Joined as Director
John Reeb	Business Consultant	Colorado Leadership institute	2017
Robert Sigmon	Sales Management	Augmented Reality Sports Management Corporation	2017
Joe Clark	Organizational Management	National CineMedia Corporation	2017

For three years of business experience, refer to Appendix D: Director & Officer Work History.

OFFICERS OF THE COMPANY

5. Provide the following information about each officer (and any persons occupying a similar status or performing a similar function) of the issuer.

Officer	Positions Held	Year Joined
Robert Sigmon	CEO	2017
Robert Sigmon	President	2017

For three years of business experience, refer to Appendix D: Director & Officer Work History.

PRINCIPAL SECURITY HOLDERS

6. Provide the name and ownership level of each person, as of the most recent practicable date, who is the beneficial owner of 20 percent or more of the issuer's outstanding voting equity securities, calculated on the basis of voting power.

Name of Holder	No. and Class of Securities Now Held	% of Voting Power Prior to Offering
Robert Sigmon	800000.0 Common Stock	80.0

BUSINESS AND ANTICIPATED BUSINESS PLAN

7. Describe in detail the business of the issuer and the anticipated business plan of the issuer.

For a description of our business and our business plan, please refer to the attached Appendix A, Business Description & Plan

RISK FACTORS

A crowdfunding investment involves risk. You should not invest any funds in this offering unless you can afford to lose your entire investment.

In making an investment decision, investors must rely on their own examination of the issuer and the terms of the offering, including the merits and risks involved. These securities have not been recommended or approved by any federal or state securities commission or regulatory authority. Furthermore, these authorities have not passed upon the accuracy or adequacy of this document.

The U.S. Securities and Exchange Commission does not pass upon the merits of any securities offered or the terms of the offering, nor does it pass upon the accuracy or completeness of any offering document or literature.

These securities are offered under an exemption from registration; however, the U.S. Securities and Exchange Commission has not made an independent determination that these securities are exempt from registration.

8. Discuss the material factors that make an investment in the issuer speculative or risky:

We were the first service to market but due to the delay caused by the loss of the original MVP technology, three other competitors have entered the market. There is minimal barrier to entry in the technology used to manage the referee placement system. Right now, the four players are operating regionally. If we fail to raise funding in 2018, we may lose the ability to become the dominant national provider in the sports industry.

The Company may never receive a future equity financing or elect to convert the Securities upon such future financing. In addition, the Company may never undergo a liquidity event such as a sale of the Company or an IPO. If neither the conversion of the Securities nor a liquidity event occurs, the Purchasers could be left holding the Securities in perpetuity. The Securities have numerous transfer restrictions and will likely be highly illiquid, with no secondary market on which to sell them. The Securities are not equity interests, have no ownership rights, have no rights to the Company's assets or profits and have no voting rights or ability to direct the Company or its actions.

Our future success depends on the efforts of a small management team. The loss of services of the members of the management team may have an adverse effect on the company. There can be no assurance that we will be successful in attracting and retaining other personnel we require to successfully grow our business.

We may not be as successful in converting leagues to the use of our free technology. This process involves the replacement of traditional referee recruiting, scheduling, and payment functions with a user friendly mobile app technology. Most recreational sports league owners and managers are 40-70 year old males, who are largely resistant to new technology. It may take our sales team a longer conversion cycle to convince these users to adopt our service.

Referee assignors, which currently recruit and schedule some referees in the amateur sports market, may cause additional roadblocks for leagues who want to test our service by limiting or not allowing access to referees they currently place for the leagues. The scenario is similar to Uber drivers and taxi cab drivers.

Our cost per acquisition of new referees into the Herd of Zebras system may cost more than projected and may take more time to fill. Unfilled league orders during our high growth phase could damage our reputation and result in negative publicity/low referrals.

The Offering

USE OF FUNDS

9. What is the purpose of this offering?

The Company intends to use the net proceeds of this offering for working capital and general corporate purposes, which includes the specific items listed in Item 10 below. While the Company expects to use the net proceeds from the Offering in the manner described above, it cannot specify with certainty the particular uses of the net proceeds that it will receive from from this Offering. Accordingly, the Company will have broad discretion in using these proceeds.

10. How does the issuer intend to use the proceeds of this offering?

If we raise: **$50,000**

Use of Proceeds: $47,500 to Hire a full time sales person for the Colorado Territory to sign up leagues in the Herd of Zebras system. Goal of increasing user base by 25 leagues and $250,000 annual revenue over the first year of service.

$2,500 Wefunder Intermediary fee

If we raise: **$1,070,000**

Use of Proceeds: Hire in house programmer, UI developer and product manager for release of Herd of Zebras V2.0 in mobile and web apps = $266,500

Hire Operations Manager for all markets = $100,000

CEO compensation = $50,000

Hire Customer Service Team of two to handle manual referee scheduling, user help desk, ecommerce payment processing and tax reporting = $100,000

Expansion of Movedon Sports Division to four new markets = $50,000

Complete the US Design Patent, research and filing for Herd of Zebras apps = $50,000

Hire four full time sales people for league recruitment and territory development in CO, CA, TX, FL = $200,000

Hire Marketing Director and implement marketing plan for referee recruiting in four states = $150,000

Hire Fractional CFO and Book Keeper = $50,000

Wefunder Intermediary fee: $53,500

DELIVERY & CANCELLATIONS

11. How will the issuer complete the transaction and deliver securities to the investors?

If we reach our target offering amount prior to the deadline, we may conduct an initial closing of the offering early if we provide notice about the new offering deadline at least five business days prior to the new offering deadline (absent a material change that would require an extension of the offering and reconfirmation of the investment commitment). Wefunder will notify investors if we conduct an initial closing. Thereafter, we may conduct additional closings from time to time at our and Wefunder's discretion until the deadline date.

The following describes the process to invest in the Company, including how the Company will complete an Investor's transaction and deliver securities to the investor.

1. Investor Commitment. The Investor will submit, through Wefunder Portal, a requested investment amount. When doing so, the Investor will also execute an investment contract with the Company ("Investment Agreement"), using the Investor's electronic signature.
2. Acceptance of the Investment. If the Investor Agreement is complete, the Investor's commitment will typically be recorded within a few minutes. The commitment will also be available on the Investor's "My Investments" screen on the wefunder.com website. After the offering closes, the contract will be counter-signed by the Company. The executed investment contract will then be sent to the investor via email, and is also available to download on the "My Investments" screen.
3. Investor Transfer of Funds. Upon receiving confirmation that an investment has been accepted, the Investor will be responsible for transferring funds from a source that is accepted by Wefunder Portal into an escrow account held with a third party bank on behalf of issuers offering securities through Wefunder Portal.
4. Progress of the Offering. The Investor will receive periodic email updates on the progress of the offering, including total amounts raised at any given time, and will be notified by email and through the "My Investments" screen when the target offering amount is met.
5. Closing: Original Deadline. Unless we meet the target offering amount early, Investor funds will be transferred from the escrow account to the Company on the deadline date identified in the Cover Page to this Form C and the Company's Wefunder Portal Profile.
6. Early Closings. If the target offering amount is met prior to the original deadline date, we may close the offering earlier, but no less than 21 days after the date on which information about the Company, including this Form C, is posted on our Wefunder Portal Profile. We will reschedule the offering deadline, and at least five days prior to the new deadline, investors will receive notice of it by email and through the "My Investments" screen. At the time of the new deadline, your funds will be transferred to the Company from the escrow account, provided that the target offering amount is still met after any cancellations.
7. Book Entry. Investments may be in book entry form. This means that the Investor may not receive a certificate representing his or her investment. Each investment will be recorded in our books and records and will be recorded in each Investors' "My Investments" screen. The Investor will also be emailed the Investment Agreement again. The Investment Agreement will also be available on the "My Investments" screen. At the option of the Company, you may receive an electronic certificate.

12. How can an investor cancel an investment commitment?

NOTE: Investors may cancel an investment commitment until 48 hours prior to the deadline identified in these offering materials.

The intermediary will notify investors when the target offering amount has been met. If the issuer reaches the target offering amount prior to the deadline identified in the offering materials, it may close the offering early if it provides notice about the new offering deadline at least five business days prior to such new offering deadline (absent a material change that would require an extension of the offering and reconfirmation of the investment commitment).

If an investor does not cancel an investment commitment before the 48-hour period prior to the offering deadline, the funds will be released to the issuer upon closing of the offering and the investor will receive securities in exchange for his or her investment.

If an investor does not reconfirm his or her investment commitment after a material change is made to the offering, the investor's investment commitment will be cancelled and the committed funds will be returned.

An Investor's right to cancel. An Investor may cancel his or her investment commitment at any time until 48 hours prior to the offering deadline.

If there is a material change to the terms of the offering or the information provided to the Investor about the offering and/or the Company, the Investor will be provided notice of the change and must re-confirm his or her investment commitment within five business days of receipt of the notice. If the Investor does not reconfirm, he or she will receive notifications disclosing that the commitment was cancelled, the reason for the cancellation, and the refund amount that the investor is required to receive. If a material change occurs within five business days of the maximum number of days the offering is to remain open, the offering will be extended to allow for a period of five business days for the investor to reconfirm.

If the Investor cancels his or her investment commitment during the period when cancellation is permissible, or does not reconfirm a commitment in the case of a material change to the investment, or the offering does not close, all of the Investor's funds will be returned within five business days.

Within five business days of cancellation of an offering by the Company, the Company will give each investor notification of the cancellation, disclose the reason for the cancellation, identify the refund amount the Investor will receive, and refund the Investor's funds.

The Company's right to cancel. The Investment Agreement you will execute with us provides the Company the right to cancel for any reason before the offering deadline.

If the sum of the investment commitments from all investors does not equal or exceed the target offering amount at the time of the offering deadline, no securities will be sold in the offering, investment commitments will be cancelled and committed funds will be returned.

In addition, we may cap at 450 the total number of investors who will be allowed to invest through the offering that are not "accredited investors," as defined in Rule 501(a) of Regulation D under the Securities Act of 1933. In the event that more than 450 non-accredited investors are initially accepted into an offering in step (2) described in Question 11, the Company may cancel investments based on the order in which payments by Investors were received, or other criteria at the discretion of the Company, before the offering deadline.

Ownership and Capital Structure

THE OFFERING

13. Describe the terms of the securities being offered.

To view a copy of the SAFE you will purchase, please see
Appendix B, Investor Contracts.
The main terms of the SAFEs are provided below.

The SAFEs. We are offering securities in the form of a Simple Agreement for Future Equity ("SAFE"), which provides Investors the right to **preferred stock** in the Company ("**Preferred Stock**"), when and if the Company sponsors an equity offering that involves **Preferred Stock**, on the standard terms offered to other Investors.

Conversion to Preferred Equity. Based on our SAFEs, when we engage in an offering of equity interests involving **Preferred Stock**, **Investors will receive a number of shares of Preferred Stock** calculated using the method that results in the greater number of **Preferred Stock**:

- (i) the total value of the Investor's investment, divided by (a) the price of **Preferred Stock** issued to new Investors multiplied by (b) the discount rate (80%) , or

- (ii) if the valuation for the company is more than **$2 million** (the "Valuation Cap"), the amount invested by the Investor divided by the quotient of (a) the Valuation Cap divided by (b) the total amount of the Company's capitalization at that time.

- (iii) for investors up to the first $50,000 of the securities, investors will receive a valuation cap of $1,000,000 and a discount rate of 80%.

Additional Terms of the Valuation Cap.
For purposes of option (ii) above, the Company's capitalization will be measured as all **shares of stock** outstanding at the time, not including any SAFEs or convertible notes, plus any **common stock** reserved and available for future grant under any equity incentive or similar plan of the Company or to be created or increased in connection with our equity offering at that time.

Investors who receive shares subject to the Valuation Cap will receive a per share liquidation preference and conversion price designed to provide protection against the price of the **Preferred Stock** being diluted to a value below the price per share at the time they receive **Preferred Stock**. This dilution would mainly occur due to the issuance of additional stock by the Company.

Investors who receive **Preferred Stock** subject to the Valuation Cap will also receive dividend rights.

Voting Rights. Investors will have no voting rights. Instead, the Company's CEO will be provided a proxy to vote on the Investor's behalf.

Private Sales for Major Investors. **Investors who invest at least $100,000 and are"accredited investors" will receive the right to purchase a pro-rata share of privately placed securities occurring after an equity offering covered by the SAFEs.**

Execution. Investors who invest less than **$100,000** will typically not execute transaction documents in order to receive Preferred Stock at the time of an applicable equity offering. Instead, a "Designated Lead Investor" will execute the documents for them, provided that the documents are consistent with the **Preferred Stock** received by new investors in the Company, modified, if applicable, based on the terms of the SAFE.

Liquidity Events.
If the Company has an initial public offering or is acquired by, merged with, or otherwise taken over by another company or new owners prior to Investors in the SAFEs receiving **Preferred Stock**, Investors will receive, at their option, either

- (i) cash in the amount of their investment or

- (ii) shares of **common stock** equal to the amount invested by the Investor in the SAFEs divided by the quotient of (a) the Valuation Cap divided by (b) the number of outstanding shares of the Company's **common stock and Preferred Stock**, but excluding any shares of **common stock** reserved and available for future grant under any equity incentive or grant, SAFEs, and/or convertible promissory notes.

If there is not enough cash available to pay other holders of Preferred Stock and SAFE Investors who choose option (i), funds will be distributed first to other holders of **Preferred Stock** and then holders of the SAFEs on a pro-rata basis. Any remaining amounts will be paid in **common stock**. In this scenario, the amounts payable to SAFE Investors may be reduced under certain circumstances, such that Investors may not recoup part or all of their investment from the Company.

Termination of the Company.
If the Company ceases operations, liquidates, dissolves, winds up or has its assets assigned to creditors prior to an issuance of securities involving **Preferred Stock**, the Company will pay first the other holders of existing **Preferred Stock**, based on the terms of the Company's certificate of incorporation, and then holders of the SAFEs. These payments will occur before any distributions to holders of common stock. If there are not sufficient Company assets to pay holders of the SAFEs the amount of their investments, as determined by the Company's board of directors, payments will be made on a pro-rata basis. In this case, Investors may not recoup part or all of their investment from the Company.

Repurchases If the Company determines, in its sole discretion, that it is likely that within six months the securities of the Company will be held of record by a number of persons that would require the Company to register a class of its equity securities under the Securities Exchange Act of 1934, as amended, as required by Section 12(g) thereof, the Company shall have the option to repurchase this instrument from the Investor for the greater of (i) the Purchase Amount and (ii) the fair market value of this instrument, as determined by an independent appraiser of securities chosen by the Company.

14. Do the securities offered have voting rights?

☐ Yes
☑ No

15. Are there any limitations on any voting or other rights identified above?

☑ Yes: No Voting Rights
☐ No

16. How may the terms of the securities being offered be modified?

Any provision of a SAFE may be amended and any Investor's right waived as follows:

(i) if the Investor is not a Major Investor, any provision of a SAFE (other than the Valuation Cap for such SAFE) may be amended, waived or modified only upon the written consent of the Company and either (A) the Designated Lead Investor or (B) the holders of a majority of the Purchase Amounts payable to the Cash-Out Investors;

(ii) if the Investor is a Major Investor, any provision of the SAFE (other than the Valuation Cap for such SAFE) may be amended, waived or modified only upon the written consent of the Company and the holders of a majority of the Purchase Amounts payable to the Cash-Out Investors who are Major Investors; and

(iii) regardless of whether the Investor is or is not a Major Investor, the Valuation Cap may be amended, waived or modified only (i) upon the written consent of the Company and the holders of a majority of the Purchase Amounts payable to the Cash-Out Investors or (ii) as contemplated in the definition of the Valuation Cap for such SAFE.

RESTRICTIONS ON TRANSFER OF THE SECURITIES BEING OFFERED:

The securities being offered may not be transferred by any purchaser of such securities during the one year period beginning when the securities were issued, unless such securities are transferred:

1. to the issuer;
2. to an accredited investor;
3. as part of an offering registered with the U.S. Securities and Exchange Commission; or
4. to a member of the family of the purchaser or the equivalent, to a trust controlled by the purchaser, to a trust created for the benefit of a member of the family of the purchaser or the equivalent, or in connection with the death or divorce of the purchaser or other similar circumstance.

NOTE: The term "accredited investor" means any person who comes within any of the categories set forth in Rule 501(a) of Regulation D, or who the seller reasonably believes comes within any of such categories, at the time of the sale of the securities to that person.

The term "member of the family of the purchaser or the equivalent" includes a child, stepchild, grandchild, parent, stepparent, grandparent, spouse or spousal equivalent, sibling, mother-in-law, father-in-law, son-in-law, daughter-in-law, brother-in-law, or sister-in-law of the purchaser, and includes adoptive relationships. The term "spousal equivalent" means a cohabitant occupying a relationship generally equivalent to that of a spouse.

DESCRIPTION OF ISSUER'S SECURITIES

17. What other securities or classes of securities of the issuer are outstanding? Describe the material terms of any other outstanding securities or classes of securities of the issuer.

Class of Security	Securities (or Amount) Authorized	Securities (or Amount) Outstanding	Voting Rights
Common Stock	10,000,000	1,000,000	Yes

Class of Security	Securities Reserved for Issuance upon Exercise or Conversion
Warrants:	
Options:	

Describe any other rights:

Common Stockholders receive 1 vote per share of common stock at the annual Board of Director's meeting. Preferred Stockholders will not receive voting rights but will receive liquidation preferences.

18. How may the rights of the securities being offered be materially limited, diluted or qualified by the rights of any other class of security identified above?

Because the Investor holds no voting rights, the holders of a majority-in-interest of voting rights in the Company could limit the Investor's rights in a material way. For example, those interest holders could vote to change the terms of the agreements governing the Company's operations or cause the Company to engage in additional offerings (including potentially a public offering).

These changes could result in further limitations on the voting rights the Investor will have as an owner of equity in the Company, for example by diluting those rights or limiting them to certain types of events or consents.

To the extent applicable, in cases where the rights of holders of convertible debt, SAFES, or other outstanding options or warrants are exercised, or if new awards are granted under our equity compensation plans, an Investor's interests in the Company may be diluted. This means that the pro-rata portion of the Company represented by the Investor's securities will decrease, which could also diminish the Investor's voting and/or economic rights. In addition, as discussed above, if a majority-in-interest of holders of securities with voting rights cause the Company to issue additional equity, an Investor's interest will typically also be diluted.

Based on the risk that an Investor's rights could be limited, diluted or otherwise qualified, the Investor could lose all or part of his or her investment in the securities in this offering, and may never see positive returns.

Additional risks related to the rights of other security holders are discussed below, in Question 20.

19. Are there any differences not reflected above between the securities being offered and each other class of security of the issuer?

None

20. How could the exercise of rights held by the principal shareholders identified in Question 6 above affect the purchasers of the securities being offered?

As holders of a majority-in-interest of voting rights in the Company, **the shareholders** may make decisions with which the Investor disagrees, or that negatively affect the value of the Investor's securities in the Company, and the Investor will have no recourse to change these decisions. The Investor's interests may conflict with those of other investors, and there is no guarantee that the Company will develop in a way that is optimal for or advantageous to the Investor.

For example, **the shareholders** may change the terms of the articles of incorporation for the company, change the terms of securities issued by the Company, change the management of the Company, and even force out minority holders of securities. **The shareholders** may make changes that affect the tax treatment of the Company in ways that are unfavorable to you but favorable to them. They may also vote to engage in new offerings and/or to register certain of the Company's securities in a way that negatively affects the value of the securities the Investor owns. Other holders of securities of the Company may also have access to more information than the Investor, leaving the Investor at a disadvantage with respect to any decisions regarding the securities he or she owns.

The shareholders have the right to redeem their securities at any time. **Shareholders** could decide to force the Company to redeem their **securities** at a time that is not favorable to the Investor and is damaging to the Company. Investors' exit may affect the value of the Company and/or its viability.

In cases where the rights of holders of convertible debt, SAFES, or other outstanding options or warrants are exercised, or if new awards are granted under our equity compensation plans, an Investor's interests in the Company may be diluted. This means that the pro-rata portion of the Company represented by the Investor's securities will decrease, which could also diminish the Investor's voting and/or economic rights. In addition, as discussed above, if a majority-in-interest of holders of securities with voting rights cause the Company to issue additional stock, an Investor's interest will typically also be diluted.

Based on the risks described above, the Investor could lose all or part of his or her investment in the securities in this offering, and may never see positive returns.

21. How are the securities being offered being valued? Include examples of methods for how such securities may be valued by the issuer in the future, including during subsequent corporate actions.

The offering price for the securities offered pursuant to this Form C has been determined arbitrarily by the Company, and does not necessarily bear any relationship to the Company's book value, assets, earnings or other generally accepted valuation criteria. In determining the offering price, the Company did not employ investment banking firms or other outside organizations to make an independent appraisal or evaluation. Accordingly, the offering price should not be considered to be indicative of the actual value of the securities offered hereby.

The initial amount invested in a SAFE is determined by the investor, and we do not guarantee that the SAFE will be converted into any particular number of **shares of Preferred Stock**. As discussed in Question 13, when we engage in an offering of equity interests involving **Preferred Stock**, Investors may receive a number of shares of **Preferred Stock** calculated as either (i) the total value of the Investor's investment, divided by the price of the **Preferred Stock** being issued to new Investors, or (ii) if the valuation for the company is more than the Valuation Cap, the amount invested divided by the quotient of (a) the Valuation Cap divided by (b) the total amount of the Company's capitalization at that time.

Because there will likely be no public market for our securities prior to an initial public offering or similar liquidity event, the price of the **Preferred Stock** that Investors will receive, and/or the total value of the Company's capitalization, will be determined by our **board of directors**. Among the factors we may consider in determining the price of **Preferred Stock** are prevailing market conditions, our financial information, market valuations of other companies that we believe to be comparable to us, estimates of our business potential, the present state of our development and other factors deemed relevant.

In the future, we will perform valuations of our **stock (including both common stock and Preferred Stock)** that take into account, as applicable, factors such as the following:

- unrelated third party valuations;
- the price at which we sell other securities in light of the relative rights, preferences and privileges of those securities;
- our results of operations, financial position and capital resources;
- current business conditions and projections;
- the marketability or lack thereof of the securities;
- the hiring of key personnel and the experience of our management;
- the introduction of new products;
- the risk inherent in the development and expansion of our products;
- our stage of development and material risks related to our business;
- the likelihood of achieving a liquidity event, such as an initial public offering or a sale of our company given the prevailing market conditions and the nature and history of our business;
- industry trends and competitive environment;
- trends in consumer spending, including consumer confidence;
- overall economic indicators, including gross domestic product, employment, inflation and interest rates; and
- the general economic outlook.

We will analyze factors such as those described above using a combination of financial and market-based methodologies to determine our business enterprise value. For example, we may use methodologies that assume that businesses operating in the same industry will share similar characteristics and that the Company's value will correlate to those characteristics, and/or methodologies that compare transactions in similar securities issued by us that were conducted in the market.

22. What are the risks to purchasers of the securities relating to minority ownership in the issuer?

An Investor in the Company will likely hold a minority position in the Company, and thus be limited as to its ability to control or influence the governance and operations of the Company.

The marketability and value of the Investor's interest in the Company will depend upon many factors outside the control of the Investor. The Company will be managed by its officers and be governed in accordance with the strategic direction and decision-making of its Board Of Directors, and the Investor will have no independent right to name or remove an officer or member of the Board Of Directors of the Company.

Following the Investor's investment in the Company, the Company may sell interests to additional investors, which will dilute the percentage interest of the Investor in the Company. The Investor may have the opportunity to increase its investment in the Company in such a transaction, but such opportunity cannot be assured.

The amount of additional financing needed by the Company, if any, will depend upon the maturity and objectives of the Company. The declining of an opportunity or the inability of the Investor to make a follow-on investment, or the lack of an opportunity to make such a follow-on investment, may result in substantial dilution of the Investor's interest in the Company.

23. What are the risks to purchasers associated with corporate actions, including additional issuances of securities, issuer repurchases of securities, a sale of the issuer or of assets of the issuer or transactions with related parties?

Additional issuances of securities. Following the Investor's investment in the Company, the Company may sell interests to additional investors, which will dilute the percentage interest of the Investor in the Company. The Investor may have the opportunity to increase its investment in the Company in such a transaction, but such opportunity cannot be assured. The amount of additional financing needed by the Company, if any, will depend upon the maturity and objectives of the Company. The declining of an opportunity or the inability of the Investor to make a follow-on investment, or the lack of an opportunity to make such a follow-on investment, may result in substantial dilution of the Investor's interest in the Company.

Issuer repurchases of securities. The Company may have authority to repurchase its securities from shareholders, which may serve to decrease any liquidity in the market for such securities, decrease the percentage interests held by other similarly situated investors to the Investor, and create pressure on the Investor to sell its securities to the Company concurrently.

A sale of the issuer or of assets of the issuer. As a minority owner of the Company, the Investor will have limited or no ability to influence a potential sale of the Company or a substantial portion of its assets. Thus, the Investor will rely upon the executive management of the Company and the Board of Directors of the Company to manage the Company so as to maximize value for shareholders. Accordingly, the success of the Investor's investment in the Company will depend in large part upon the skill and expertise of the executive management of the Company and the Board of Directors of the Company. If the Board Of Directors of the Company authorizes a sale of all or a part of the Company, or a disposition of a substantial portion of the Company's assets, there can be no guarantee that the value received by the Investor, together with the fair market estimate of the value remaining in the Company, will be equal to or exceed the value of the Investor's initial investment in the Company.

Transactions with related parties. The Investor should be aware that there will be occasions when the Company may encounter potential conflicts of interest in its operations. On any issue involving conflicts of interest, the executive management and Board of Directors of the Company will be guided by their good faith judgement as to the Company's best interests. The Company may engage in transactions with affiliates, subsidiaries or other related parties, which may be on terms which are not arm's-length, but will be in all cases consistent with the duties of the management of the Company to its shareholders. By acquiring an interest in the Company, the Investor will be deemed to have acknowledged the existence of any such actual or potential conflicts of interest and to have waived any claim with respect to any liability arising from the existence of any such conflict of interest.

24. Describe the material terms of any indebtedness of the issuer:

None

25. What other exempt offerings has the issuer conducted within the past three years?

Offering Date	Exemption	Security Type	Amount Sold	Use of Proceeds
6/2016	Regulation D, Rule 506(b)	Common stock	$160,000	General operations
6/2016	Regulation D, Rule 506(b)	Common stock	$219,000	General operations

26. Was or is the issuer or any entities controlled by or under common control with the issuer a party to any transaction since the beginning of the issuer's last fiscal year, or any currently proposed transaction, where the amount involved exceeds five percent of the aggregate amount of capital raised by the issuer in reliance on Section 4(a)(6) of the Securities Act during the preceding 12- month period, including the amount the issuer seeks to raise in the current offering, in which any of the following persons had or is to have a direct or indirect material interest:

1. any director or officer of the issuer;
2. any person who is, as of the most recent practicable date, the beneficial owner of 20 percent or more of the issuer's outstanding voting equity securities, calculated on the basis of voting power;
3. if the issuer was incorporated or organized within the past three years, any promoter of the issuer;
4. or (4) any immediate family member of any of the foregoing persons.

☐ Yes
☑ No

FINANCIAL CONDITION OF THE ISSUER

27. Does the issuer have an operating history?

☑ Yes
☐ No

28. Describe the financial condition of the issuer, including, to the extent material, liquidity, capital resources and historical results of operations.

Management's Discussion and Analysis of Financial Condition and Results of Operations

You should read the following discussion and analysis of our financial condition and results of operations together with our financial statements and the related notes and other financial information included elsewhere in this offering. Some of the information contained in this discussion and analysis, including information regarding the strategy and plans for our business, includes forward-looking statements that involve risks and uncertainties. You should review the "Risk Factors" section for a discussion of important factors that could cause actual results to differ materially from the results described in or implied by the forward-looking statements contained in the following discussion and analysis.

Overview

We automate referee sourcing, management and payment for amateur sports leagues through a mobile app called Herd of Zebras. Our service is free for leagues to use and eliminates administrative time and expense. We recruit, background check and rate referees, allowing them to make more money officiating the sports they love. We take 20% commission from placed referees, facilitate electronic mobile payments, and provide year end tax compliant earnings statements for leagues and referees.

Our goal is to be operating in 12 countries with $300M gross revenue (2% worldwide market share) in search of a buyout from sports tech (AEG, Active Network, Nike, Adidas, Blizzard Entertainment) or launching an IPO.

Milestones

Augmented Reality Sports Management Corporation was incorporated in the State of Colorado in May 2017.

Since then, we have:

- 12 leagues currently using the system in Colorado.

- 148 referees registered for service.

- TiE Con 2016 top 75 Tech Startups (iRef).

- South Suburban Parks and Recreation (Centennial, CO) current customer is the 13th largest parks and recreation organization in the US.

- Seasoned Board of Directors.

Historical Results of Operations

Our company was organized in May 2017 and has limited operations upon which prospective investors may base an evaluation of its performance.

- *Revenues & Gross Margin.* For the period ended December 31, 2017, the Company had revenues of $25,432. Our gross margin was 45.42%.

- *Assets.* As of December 31, 2017, the Company had total assets of $111, including $111 in cash.

- *Net Income.* The Company has had net income of $89 for 2017.

- *Liabilities.* The Company's liabilties totaled $22 for 2017.

Liquidity & Capital Resources

To-date, the company has been financed with $379,000 in equity.

After the conclusion of this Offering, should we hit our minimum funding target, our projected runway is 24 months before we need to raise further capital.

We plan to use the proceeds as set forth in this Form C under "Use of Funds". We don't have any other sources of capital in the immediate future.

We will likely require additional financing in excess of the proceeds from the Offering in order to perform operations over the lifetime of the Company. We plan to raise capital in 12 months. Except as otherwise described in this Form C, we do not have additional sources of capital other than the proceeds from the offering. Because of the complexities and uncertainties in establishing a new business strategy, it is not possible to adequately project whether the proceeds of this offering will be sufficient to enable us to implement our strategy. This complexity and uncertainty will be increased if less than the maximum amount of securities offered in this offering is sold. The Company intends to raise additional capital in the future from investors. Although capital may be available for early-stage companies, there is no guarantee that the Company will receive any investments from investors.

Runway & Short/Mid Term Expenses

Augmented Reality Sports Management Corporation cash in hand is $2,330, as of August 2018. Over the last three months, revenues have averaged $6,000/month, cost of goods sold has averaged $5,100/month, and operational expenses have averaged $800/month, for an average net margin of $100 per month.

The Movedon Soccer League subsidiary is cyclical based on the registration dates of our leagues. Typically, we collect registration fees the 90 days prior to the beginning of the season and expense operations during the eight week season. Our current seasons are spring, summer and fall (outdoor) and two winter seasons (indoor).

We are planning an expansion into three new markets for the Movedon Soccer League subsidiary which will allow us to provide Herd of Zebras referee services in these markets and develop an additional footprint for more league and referee business in those markets. Susan Canny and Rob Sigmon will be focused on league recruitment in Colorado over the summer and fall of 2018.

FINANCIAL INFORMATION

29. Include financial statements covering the two most recently completed fiscal years or the period(s) since inception, if shorter:

Refer to Appendix C, Financial Statements

STAKEHOLDER ELIGIBILITY

30. With respect to the issuer, any predecessor of the issuer, any affiliated issuer, any director, officer, general partner or managing member of the issuer, any beneficial owner of 20 percent or more of the issuer's outstanding voting equity securities, any promoter connected with the issuer in any capacity at the time of such sale, any person that has been or will be paid (directly or indirectly) remuneration for solicitation of purchasers in connection with such sale of securities, or any general partner, director, officer or managing member of any such solicitor, prior to May 16, 2016:

(1) Has any such person been convicted, within 10 years (or five years, in the case of issuers, their predecessors and affiliated issuers) before the filing of this offering statement, of any felony or misdemeanor:

- i. in connection with the purchase or sale of any security? ☐ Yes ☑ No
- ii. involving the making of any false filing with the Commission? ☐ Yes ☑ No
- iii. arising out of the conduct of the business of an underwriter, broker, dealer, municipal securities dealer, investment adviser, funding portal or paid solicitor of purchasers of securities? ☐ Yes ☑ No

(2) Is any such person subject to any order, judgment or decree of any court of competent jurisdiction, entered within five years before the filing of the information required by Section 4A(b) of the Securities Act that, at the time of filing of this offering statement, restrains or enjoins such person from engaging or continuing to engage in any conduct or practice:

- i. in connection with the purchase or sale of any security? ☐ Yes ☑ No
- ii. involving the making of any false filing with the Commission? ☐ Yes ☑ No
- iii. arising out of the conduct of the business of an underwriter, broker, dealer, municipal securities dealer, investment adviser, funding portal or paid solicitor of purchasers of securities? ☐ Yes ☑ No

(3) Is any such person subject to a final order of a state securities commission (or an agency or officer of a state performing like functions); a state authority that supervises or examines banks, savings associations or credit unions; a state insurance commission (or an agency or officer of a state performing like functions); an appropriate federal banking agency; the U.S. Commodity Futures Trading Commission; or the National Credit Union Administration that:

- i. at the time of the filing of this offering statement bars the person from:
  - A. association with an entity regulated by such commission, authority, agency or officer? ☐ Yes ☑ No
  - B. engaging in the business of securities, insurance or banking? ☐ Yes ☑ No
  - C. engaging in savings association or credit union activities?☐ Yes ☑ No
- ii. constitutes a final order based on a violation of any law or regulation that prohibits fraudulent, manipulative or deceptive conduct and for which the order was entered within the 10-year period ending on the date of the filing of this offering statement? ☐ Yes ☑ No

(4) Is any such person subject to an order of the Commission entered pursuant to Section 15(b) or 15B(c) of the Exchange Act or Section 203(e) or (f) of the Investment Advisers Act of 1940 that, at the time of the filing of this offering statement:

- i. suspends or revokes such person's registration as a broker, dealer, municipal securities dealer, investment adviser or funding portal? ☐ Yes ☑ No
- ii. places limitations on the activities, functions or operations of such person? ☐ Yes ☑ No
- iii. bars such person from being associated with any entity or from participating in the offering of any penny stock? ☐ Yes ☑ No

(5) Is any such person subject to any order of the Commission entered within five years before the filing of this offering statement that, at the time of the filing of this offering statement, orders the person to cease and desist from committing or causing a violation or future violation of:

i. any scienter-based anti-fraud provision of the federal securities laws, including without limitation Section 17(a)(1) of the Securities Act, Section 10(b) of the Exchange Act, Section 15(c)(1) of the Exchange Act and Section 206(1) of the Investment Advisers Act of 1940 or any other rule or regulation thereunder? ☐ Yes ☑ No
ii. Section 5 of the Securities Act? ☐ Yes ☑ No

(6) Is any such person suspended or expelled from membership in, or suspended or barred from association with a member of, a registered national securities exchange or a registered national or affiliated securities association for any act or omission to act constituting conduct inconsistent with just and equitable principles of trade?

☐ Yes ☑ No

(7) Has any such person filed (as a registrant or issuer), or was any such person or was any such person named as an underwriter in, any registration statement or Regulation A offering statement filed with the Commission that, within five years before the filing of this offering statement, was the subject of a refusal order, stop order, or order suspending the Regulation A exemption, or is any such person, at the time of such filing, the subject of an investigation or proceeding to determine whether a stop order or suspension order should be issued?

☐ Yes ☑ No

(8) Is any such person subject to a United States Postal Service false representation order entered within five years before the filing of the information required by Section 4A(b) of the Securities Act, or is any such person, at the time of filing of this offering statement, subject to a temporary restraining order or preliminary injunction with respect to conduct alleged by the United States Postal Service to constitute a scheme or device for obtaining money or property through the mail by means of false representations?

☐ Yes ☑ No

If you would have answered "Yes" to any of these questions had the conviction, order, judgment, decree, suspension, expulsion or bar occurred or been issued after May 16, 2016, then you are NOT eligible to rely on this exemption under Section 4(a)(6) of the Securities Act.

OTHER MATERIAL INFORMATION

31. In addition to the information expressly required to be included in this Form, include:

- (1) any other material information presented to investors; and

- (2) such further material information, if any, as may be necessary to make the required statements, in the light of the circumstances under which they are made, not misleading.

All information presented to investors hosted on Wefunder.com is available in Appendix A: Business Description & Plan.

ONGOING REPORTING

32. The issuer will file a report electronically with the Securities & Exchange Commission annually and post the report on its website, no later than:

120 days after the end of each fiscal year covered by the report.

33. Once posted, the annual report may be found on the issuer's website at:

http://www.herdofzebras.com/invest

The issuer must continue to comply with the ongoing reporting requirements until:

1. the issuer is required to file reports under Exchange Act Sections 13(a) or 15(d);
2. the issuer has filed at least one annual report and has fewer than 300 holders of record;
3. the issuer has filed at least three annual reports and has total assets that do not exceed $10 million;
4. the issuer or another party purchases or repurchases all of the securities issued pursuant to Section 4(a)(6), including any payment in full of debt securities or any complete redemption of redeemable securities; or the issuer liquidates or dissolves in accordance with state law.

APPENDICES

Appendix A: Business Description & Plan

Appendix B: Investor Contracts

Early Bird SAFE (Simple Agreement for Future Equity)
SAFE (Simple Agreement for Future Equity)

Appendix C: Financial Statements

Financials 1

Appendix D: Director & Officer Work History

Joe Clark
John Reeb
Robert Sigmon

Appendix E: Supporting Documents

Wefunder Startups Funds Discuss FAQ Search Invest Login Sign Up



INVEST IN AUGMENTED REALITY SPORTS MANAGEMENT

maximum target met

$0
raised of $0 maximum target from 0 investors

Connecting sports leagues and referees

We automate referee sourcing, management and payment for amateur sports leagues through a mobile app called Herd of Zebras. Our service is free for leagues to use and eliminates administrative time and expense. We recruit, background check and rate referees, allowing them to make more money officiating the sports they love. We take 20% commission from placed referees, facilitate electronic mobile payments, and provide year end tax compliant earnings statements for leagues and referees.



CEO, Founder
I have started 19 businesses over 25 years, including an international fractional CMO service and have led sales and marketing teams in advertising, SaaS and sports businesses. MBA in 2016.

Why you may want to invest

1 12 leagues currently using the system in Colorado.

2 148 referees registered for service.

3 TiE Con 2016 top 75 Tech Startups (iRef).

5 South Suburban Parks and Recreation (Centennial, CO) current customer is the 13th largest parks and recreation organization in the US.

6 Seasoned Board of Directors.

Our Ambition

Our goal is to be operating in 12 countries with $300M gross revenue (2% worldwide market share) in search of a buyout from sports tech (AEG, Active Network, Nike, Adidas, Blizzard Entertainment) or launching an IPO.

herdofzebras.com

$ 100 min

REMIND ME (0)

What you are investing in

Future Equity (Wefunder SAFE)

~~$2M~~ **$1M** valuation cap

First $50K investors of this fundraise will invest in a SAFE with a $1M valuation cap and 20% discount.

20.0% discount
$100K+ pro rata right threshold

A SAFE gives you the right to future shares in the company. If you invest, you're betting the company will be worth more than $1M in the future.

Earning a return
Learn more about SAFEs

Investor perks

$250+
Herd of Zebras Referee Whistle and Lanyard for calling games or just keeping order in the house!

$500+
Herd of Zebras Logo Referee Hat

$1,000+
Herd of Zebras Referee Jersey

$10,000+
Admission for (2) to the Herd of Zebras Supporter's Annual Dinner and Game with Club Level Suite at a Colorado Rapids Soccer Game.

see less

Why I Like Augmented Reality Sports Management

> *We had a great experience with Herd of Zebras this year! They helped us fill our desperate need for soccer referees with competent and reliable officials, handled all the scheduling, payment and administrative work. I highly recommend Herd of Zebras for other sports leagues.*



Kathryn Maloney

ATHLETIC DIRECTOR, SOUTH SUBURBAN PARK AND RECREATION

Sigmon says: Denver startup connects leagues with refs - BusinessDen

Rob Sigmon knows his pitch sounds a little cliche. "Everybody wants to be the next Uber," said Sigmon, the founder of Centennial-based startup iRef, which has just raised $200,000. "But we're kind of designed around that concept of being an Uber

July 7, 2016 @ businessden.com

Our Story So Far

Every year, millions of kids have their favorite sports games canceled or rescheduled due to the huge shortage of amateur referees. After operating sports leagues for over a decade, I discovered the referee shortage was only part of a larger global problem affecting every major sport. Antiquated referee management processes cost sports operators millions of dollars in administrative inefficiencies and lost revenue.

Herd of Zebras was created as an all-inclusive solution to referee sports management. We currently serve 10 sports and work with league owners/managers to source, manage, and pay referees in their leagues and tournaments.

We conduct a background check, verify certifications, confirm on time arrival by field location, report scores and major penalties directly to the league, pay referees through their smart phone, and provide tax reporting income statements to leagues and referees. Our service is free for leagues to use and we take a commission from referee payments similar to other shared economy apps.

Herd of Zebras is uber for referees and we are ready to share our sports tech solution with the world!

Our Game Plan


Step 1: Leagues Request Referees
Step 2: Referees Vetted
Step 3: Referees Recruited
Step 4: Referees Arrive
Step 5: Referees Officiate Games
Step 6: Scores & Penalties Reported
Step 7: Referees Paid
Step 8: Referees Taxes Filed

What Problem Are We Solving?

There is a worldwide referee shortage in every sport, with 1 billion amateur games played annually.

Herd of Zebras trains and matches referees. We:

- Eliminate league recruiting/admin

- Background checks/rates referees

- Increase referee earnings

- Simplifying payment and taxes

- Free service for leagues and referees

How We Help Leagues



- Match qualified referees with the league/program needs
- Verify required certifications
- Conduct background checks
- Manage schedules for fields, date and time
- Verify referee presence via geo location software
- Report scores and major penalties in real time
- Process weekly referee payments
- Provide consolidated annual tax reports

It is completely FREE for Leagues

Leagues pay Herd of Zebras the same referee fee per game that they are already paying. We deduct a small processing fee from the referee compensation. Referees are always shown the net payment amount before accepting a game. There is no cost to the league for using our service.



How We Help Referees



- *We send game opportunities to referees in their local area.*
- *Leagues offer a specific pay rate for each game.*
- *Officiate games with or without certifications.*
- *Get paid weekly for the games refereed directly to bank account.*
- *Game are also available for non-certified referees.*

Make More Money Reffing the Sports You Love

No more chasing down payments



Presentations and Demos


HERD OF ZEBRAS™

TieCon 2016 Investor Presentation



League Promotional Video



Referee Promotional Video



League Demo

Developmental Plan

Additional Revenue Streams:

Movedon Sports - Adult Recreational Sports Leagues, www.movedonsports.com

Currently operating in two markets, expanding to four in 2019

Adult co-ed recreational sports programs utilizing Herd of Zebras referees

Vertical industry expansion into each new market, building HOZ credibility

Zebra U – Online Referee Training Classes, increase referee knowledge and earnings

Virtual Reality Software development to improve referee accuracy

AI Machine Learning Robotics to replace live referees with drones

Zebra Dugout - Online Referee Retail Apparel Store, wholesale to retail marketplace

Direct sales to referees for all equipment required to start earning money with HOZ

Zebra Rescue - Nonprofit (501C3) Underprivileged youth sports programs

Providing free sports programs with referees provided by HOZ

HERD OF ZEBRAS

Developmental Plan

Exit Plan

Founder



Rob Sigmon

CEO, Founder

I have started 19 businesses over 25 years, including an international fractional CMO service and have led sales and marketing teams in advertising, SaaS and sports businesses. MBA in 2016.

AND THE REST OF THE TEAM



Joe Canny

Chief Zebra Hunter

Joe Canny is using his marketing and social media experience to recruit referees for Herd of Zebras



Susan Canny

Regional Sales Manager

Susan is using her extensive sales experience to pursue new leagues for Herd of Zebras



Alex Marck

Chief of User Interface

CoFouner @ tech innovation firm Peace of Mind Online, designed www.pingaring.com



Bob Solberger

CTO

CoFounder at Peace of Mind Online, Programmer for www.littlecubsfield.com

Raised $379,000From 5+ Investors

Interview

− COLLAPSE ALL

WF: What is the market size?

AR: Based upon our market research in CO, OH, and FL, we estimate there are one billion amateur sports games in the world each year. An average game requires two referees. An average (US) referee makes $30 per game. This makes the global market potential $60 billion. A 2% market share would result in a company over $300 million in annual revenues.

WF: What do you understand about the industry that others don't?

AR: Rob Sigmon purchased and operated an i9 Sports franchise for youth sports for four years as well as founded and operated Movedon Soccer League for adults since 2008. In both businesses he found a recurring theme: a desperate shortage of referees in amateur sports, in every location, in every sport. The scope of work created for Herd of Zebras designs the comprehensive needs of a league owner/manager from a decade of real life experience.

WF: Who are your main competitors and what is your differentiator?

AR: Herd of Zebras was the first complete referee sourcing, management, payment and tax reporting service in the market when the iRef MVP was create din 2016. Other sports software such as TeamSnap and Huddle focused on team communications between parents, players, and coaches with social media integration. Arbitor was created to help leagues manage existing referees that they already have in their program and they charge for their software. Herd of Zebras is free for leagues to use and remains the only comprehensive referee management solution for amateur sport leagues. Other recent competitors such as Silbo, Rent-A-Ref, and We Are Whistle, are developing online job boards which post referee listings and allow, referees to accept jobs.

WF: How does Herd of Zebras make money?

AR: We have four defined revenue streams: 1) Referee matching commissions 2) Referee training 3) Retail referee equipment and apparel 4) Adult sports league operations Our referee matching commission is build on pass through revenue model used by Uber and Air B&B. Leagues pay us the same amount for referees that they currently pay directly (or through an assignor), we deduct a 20% commission and pay referees 80% a week after their jobs are completed. Our referee training program includes online and in person classes to improve referee performance as well as the development of virtual reality software to allow officials to participate in game simulations. Many of our referees are new to officiating so they will need jerseys, whistles, cards and the referee equipment, which we plan to sell to them through our online retail store. Herd of Zebras acquired the 10-year operating business of Movedon Soccer League in Colorado and will expand this league to other markets providing a profitable revenue stream as well as vertical integration into new markets to establish a footprint for the Herd of Zebras referee service. In summary, Herd of Zebras has a substantial existing revenue stream (the current flow of funds from leagues to referees) and we are providing a tremendous benefit to leagues and referees by redirecting that existing cash flow and taking a reasonable commission.

WF: What is the benefit to the leagues?

AR: Herd of Zebras sources, matches, background checks, and verifies certifications for referees. We match referees who want to work with specific populations (kids, adults, special needs) and the geographic region they are willing to work in (10 mile radius, state wide). Matching officials are then presented to leagues, who choose the referees they want to use for each game. Our geo-location software verifies that referee arrive at the right field on time for each game. Scores and penalties are relayed from our app to the league after each match. Payment is made directly to the referees bank account via their smart phone interface. Year end tax forms are created eliminating hours of administrative time for leagues often operating with limited resources. All of these services are free for leagues. If a league is currently paying $1,000 per month for referee services, they will continue to pay $1,000 to Herd of Zebras for referees. Their payments to HOZ become a vendor payment and they no longer have to process 1099 forms for each referee the following January.

WF: Why would referees use the system?

AR: While it is free for referees, umpires and officials to register with Herd of Zebras, we do deduct 20% off of their gross pay before they receive their weekly compensation. Referees have been very eager to use our system because it solves three key challenges: 1) They get paid weekly directly to their bank account (many amateur leagues delay payments by weeks or months, "the check is in the mail", pay cash or make it very difficult or unreliable for officials to get paid). 2) Referees receive "offers" from Herd of Zebras with all the available games in their area (they never would have found all these options on their own). 3) HOZ provides year end tax reporting for all of their 1099 earnings throughout the year (the IRS has begun to crack down on cash payments for side gig jobs and many leagues do not report cash earnings).

WF: How will we acquire leagues and what are their main objections?

AR: We believe the key to new league acquisition is one on one meetings with league owners and managers. Most of our target demographic is male, aged 40-70 and is not running a profitable business. These mom and pop organizations may not even be registered businesses and often have limited websites and social media presence. Because our service is "free" to the leagues, the two main objections we face are: 1) Resistance to technology adoption and 2) Change in the payment processing of referees. We believe it is essential to have personal sales or product demo meetings with each league owner to educate them on the process of HOZ and walk them through account set up and ordering of referees. Many leagues pay officials under the table, in cash or delay payment. It may take a full season to gently convert to the payment process and adjust the cash flow requirements of the league to a weekly credit card or bank account draft payment for referee services.

WF: How will you recruit referees?

AR: The other side of our supply and demand pyramid is the referees. The average profile for our target referee is 90% male, 10% female, aged 16-50 and overall a very similar profile to Uber drivers. These are all part time "gigs" for people who want to make extra money refereeing the sports they love. We have been successful in recruiting new officials through digital marketing and social media sites and plan to continue testing the most cost effective CPA sources. We are also pursuing in person sign ups of referees at other sports events and community events attended by our core demographic. We plan to offer a generous referral bonus program for referees to refer their friends similar to what Uber and Lyft use.

WF: What is your biggest risk?

AR: The typical growth challenge for supply and demand based technology matching startups. We must bring in leagues to have sufficient jobs for the referees in our system to view the service as worthwhile. At the same time, we must have enough officials in the geographic area and with the right certifications, in the sports required, to meet the needs that the leagues request. This is a key reason for our investor fundraising, to allow us complete the build out of the upgraded technology and make key hires that will allow for a growth of scale on both sides of our business at the same time.

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RISKS

1 We were the first service to market but due to the delay caused by the loss of the original MVP technology, three other competitors have entered the market. There is minimal barrier to entry in the technology used to manage the referee placement system. Right now, the four players are operating regionally. If we fail to raise funding in 2018, we may lose the ability to become the dominant national provider in the sports industry.

The Company may never receive a future equity financing or elect to

READ MORE RISKS

OTHER DISCLOSURES

Read the **Form C** filed with the SEC for other important disclosures, like financial statements, Directors, Officers, shareholders with more than 20% of voting rights, use of funds, and more.

THE FUNDING PORTAL

Augmented Reality Sports Management is conducting a Regulation Crowdfunding offering via **Wefunder Portal LLC**. CRD Number: #283503.

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